EXHIBIT 10.2.d
AMENDMENT NO. 3
TO THE
2005 CEDAR SHOPPING CENTERS, INC.
DEFERRED
COMPENSATION PLAN
               WHEREAS, Cedar Shopping Centers, Inc. (the “Company”) has adopted the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (the “Plan”); and
               WHEREAS, Section 8.1 of the Plan generally permits the Board of Directors of the Company to amend the Plan; and
               WHEREAS, the Board of Directors of the Company now desires to amend the Plan for clarification purposes as set forth below;
               NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Section 3.4(a) of the Plan is hereby amended by adding the following sentence at the end thereof:
“For the avoidance of doubt, each Participant shall be permitted to change his or her selected Notional Investment Option(s), at such times and in such manner as may be prescribed by the Administrator.”
2.	Section 4.1(c)(i) of the Plan is hereby amended by adding the following sentence at the end thereof:
“For the avoidance of doubt, each Participant shall be permitted to change his or her selected Notional Investment Option(s), at such times and in such manner as may be prescribed by the Administrator.”
3.	This Amendment shall be effective as if originally set forth in the Plan, as of December 19, 2005.

4.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this 16th day of December, 2008.

CEDAR SHOPPING CENTERS, INC.
By:	/s/ LEO S. ULLMAN
Name: /s/ Leo S. Ullman
Title: President

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